UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36150	33-0344842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

6042 Cornerstone Ct. West, Suite B

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 210-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 14, 2015, Sorrento Therapeutics, Inc. (the “Company”) entered into a stock sale and purchase agreement (the “Agreement”) with NantPharma, LLC (“NantPharma”) pursuant to which the Company is selling (the “Sale”) to NantPharma all of the Company’s equity interests in IgdraSol, Inc., a wholly-owned subsidiary (“IgDraSol”) of the Company and the holder of the rights to Cynviloq, a polymeric micelle based Cremophor free paclitaxel injectable finished formulation. Pursuant to the Agreement, NantPharma will pay the Company an upfront payment of $90,050,000. In addition, the Company will be entitled to receive up to $620 million in regulatory milestone payments and up to $600 million in sales milestone payments. The Company will also receive specified additional per unit payments in excess of cost of supply from total unit sales. In addition, during the first three years after closing, the Company has the option to co-develop and/or co-market Cynviloq on terms to be negotiated.

The Agreement contains customary representations, warranties and covenants of the Company and NantPharma.

Consummation of the Sale is subject to various conditions, including, among others, (i) all consents, approvals, assignments, permits and authorizations having been obtained, (ii) no change, effect, event, development, occurrence, condition or states of facts occurring that would be materially adverse to IgDraSol for with respect to Cynviloq, and (iii) all Hart-Scott-Rodino conditions shall have expired or been terminated or been obtained or made. In addition, the Company’s and NantPharmas’ respective obligations to consummate the Sale are subject to certain other conditions, including, among others, (i) the accuracy of the representations and warranties of the other party and (ii) compliance of the other party with its covenants in all material respect.

The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Agreement. The omitted material will be included in the request for confidential treatment.

The foregoing summary is qualified in its entirety by reference to the Agreement, a redacted copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

Item 8.01	Other Items.

On May 15, 2015, the Company issued a press release announcing that NantPharma agreed to acquire the rights to Cynviloq through the acquisition of Igdrasol, Inc., a wholly-owned subsidiary of Sorrento, which has been developing Cynviloq (paclitaxel nanoparticle polymeric micelle) in a bio-equivalence trial. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated May 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2015

SORRENTO THERAPEUTICS, INC.

By:	/s/ Henry Ji
Name:	Henry Ji
Title:	President and Chief Executive Officer